EXHIBIT 10.19
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                                                                  EXECUTION COPY


                                  AMENDMENT TO

                               STAY PAY AGREEMENT

                                       FOR

                                 WILLIAM R. PRAY

         This Amendment to the Stay Pay Agreement for William R. Pray is entered into effective as of September 27, 2000 by and between William R. Pray (the "Employee") and Barnett, Inc. a Delaware corporation (the "Company").

                              W I T N E S S E T H :

         WHEREAS, the Company and the Executive have entered into that certain Stay Pay Agreement, effective as of January 1, 2000 (the "Original Agreement"), providing for the Employee's employment with the Company; and

         WHEREAS, the Company and the Employee desire to further amend the Original Agreement.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Section 6 is hereby amended to read in its entirety as follows:

                  TREATMENT OF CONSIDERATION HEREUNDER PURSUANT TO INTERNAL REVENUE CODE SECTIONS 280G AND 4999.

                  (a) Subject to Subparagraph 6(d), below, if any portion of the consideration hereunder or any other payment under this Agreement, or under any other agreement with or plan of, or with the Employer (in the aggregate, "Total Payments"), would constitute an "excess parachute payment," then the Total Payments to be made to the Employee shall be reduced such that the value of the aggregate Total Payments that the Employee is entitled to receive shall be One Dollar ($1.00) less than the maximum amount which the Employee may receive without becoming subject to the tax imposed by Section 4999 of the Code (or any successor provision) or which the Company may pay without loss deduction under Section 280G(a) of the Code (or any successor provision). For purposes of this Agreement, the terms "excess parachute payment" and "parachute payments" shall have the meanings assigned to them in Section 280G of the Code (or any successor provision), and such "parachute payments" shall be valued as provided therein. Present value for purposes of this Agreement shall be calculated in accordance with Section 1274(b)(2) of


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                  the Code (or any successor provision). Upon the occurrence of a Change of Control Transaction or notice by the Company to the Employee of its belief that there is a payment or benefit due the Employee which will result in an excess parachute payment as defined in Section 280G of the Code (or any successor provision), the Employee and the Company, at the Company's expense, shall obtain the opinion (which need not be unqualified) or nationally recognized tax counsel ("National Tax Counsel") selected by the Company's independent auditors and reasonably acceptable to the Employee (which may be regular outside counsel to the Company), which opinion sets forth (A) the amount of the Base Period Income, (B) the amount and present value of Total Payments and (C) the amount and present value of any excess parachute payments determined without regard to the limitations of this Subparagraph 6(a). As used in this Subparagraph 6(a), the term "Base Period Income" means an amount equal to the Employee's "annualized includable compensation for the base period" as defined in
                  Section 280G(d)(1) of the Code. For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance wit the principles of Sections 280G(d)(3) and (4) of the Code (or any successor provisions), which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Employee. The opinion of National Tax Counsel shall be addressed to the Company and the Employee and shall be binding upon the Company and the Employee. If such National Tax Counsel opinion determines that there would be an excess parachute payment, the Termination Payment hereunder or any other payment or benefit determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by the Employee in writing delivered to the Company within thirty days of his receipt of such opinion or, if the Employee fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. If such National Tax Counsel so requests in connection with the opinion required by this Section, the Employee and the Company shall obtain, at the Company's expense, and the National Tax Counsel may rely on, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Executive solely with respect to its status under Section 280G of the Code and the regulations thereunder.

                  (b) If, notwithstanding the provisions of Subparagraph 6(a), it is ultimately determined by a court or pursuant to a final determination by the Internal Revenue Service that any portion of Total Payments is subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any successor provision), the Executive agrees that a further "cutback" pursuant to Section 6(a) hereof shall be made such that no portion of the Total Payments is subject to the Excise Tax.


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                  (c) The Company agrees to bear all costs associated with, and to indemnify and hold harmless, the National Tax Counsel of and from any and all claims, damages, and expenses resulting from or relating to its determinations pursuant to this Section, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of such firm.

         All remaining provisions of the Original Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


EMPLOYEE                                             BARNETT, INC.



By: /s/ William R. Pray                              By: /s/ Andrea M. Luiga
    -------------------                                  -------------------
    William R. Pray                                      Andrea M. Luiga



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STATE OF FLORIDA:
COUNTY OF DUVAL


                  On the 27th day of September in the year 2000 before me, the undersigned, a Notary Public in and for said state, personally appeared William
R. Pary , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in


                                                     /s/ Charles V. Hedrick
                                                     --------------------------
                                                     Signature of Notary Public

                                                     [SEAL]



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